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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES

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

                                                       QUARTER ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                      ----------------------------   -------------------------------
                                                          2000             1999           2000            1999
                                                       ----------      ----------      ----------      ----------
                                                       (unaudited)    (unaudited)     (unaudited)      (unaudited)

Numerator:
     Numerator for basic earnings per share -
       income attributable to common stockholders      $  138,000      $  396,000      $  405,000      $2,458,000

   Effect of dilutive securities ................              --              --              --              --
                                                       ----------      ----------      ----------      ----------
                                                               --              --              --              --
                                                       ----------      ----------      ----------      ----------

     Numerator for diluted earnings per share -
       income attributable to common
       stockholders after assumed conversions ...      $  138,000      $  396,000      $  405,000      $2,458,000
                                                       ==========      ==========      ==========      ==========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares ....................       8,915,000       8,890,000       8,908,000       8,889,000

   Effect of dilutive securities:
     Employee stock options and warrants ........              --         215,000         126,000         840,000
                                                       ----------      ----------      ----------      ----------
   Dilutive potential common shares .............              --         215,000         126,000         840,000
                                                       ----------      ----------      ----------      ----------
     Denominator for diluted earnings per share
       - adjusted weighted-average shares and
       assumed conversions ......................       8,915,000       9,105,000       9,034,000       9,729,000
                                                       ==========      ==========      ==========      ==========

Earnings per share:
   Basic ........................................      $      .02      $      .04      $      .05      $      .28
                                                       ==========      ==========      ==========      ==========
   Diluted ......................................      $      .02      $      .04      $      .05      $      .25
                                                       ==========      ==========      ==========      ==========

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